Exhibit 21.  Subsidiaries of the Registrant.

     The registrant, Transtech Industries, Inc. (incorporated in the State of Delaware), is the sole stockholder of the following corporations, except for (g), (h) and (i), in which Sandcrest, Inc. is the sole stockholder; (k) and (q), in which Methane Energy Recycling, Inc. is the sole stockholder; (p), in which Smithtown Energy Recycling, Inc. holds a 75% interest and Energy Recycling, Inc. holds a 25% interest; (r), in which Riverhead Energy Recycling, Inc. holds a 75% interest and Energy Recycling, Inc. holds a 25% interest; (u), in which ACC Investment Co., Inc. is the sole stockholder; (v), in which Chambers Brook, Inc. is the sole stockholder; (w), in which Transtown, Inc. is the sole stockholder; and (z) in which THV held a 79.05% interest on a fully diluted basis (such interest was sold on March 1, 1996). The operations of all of the listed corporations and partnerships are included in the consolidated financial statements which are incorporated herein by reference from the registrant's Annual Report to Stockholders filed as an exhibit hereto.

(a)  Kinsley's Landfill, Inc.            (a New Jersey corporation)
(b)  Filcrest Realty, Inc.               (a New Jersey corporation)
(c)  Sandcrest, Inc.                     (a New Jersey corporation)
(d)  Kin-Buc, Inc.                       (a New Jersey corporation)
(e)  Mac Sanitary Land Fill, Inc.        (a New Jersey corporation)
(f)  Birchcrest, Inc.                    (a New Jersey corporation)
(g)  Del Valley Farms, Inc.              (a New Jersey corporation)
(h)  Genetic Farms, Inc.                 (a New Jersey corporation)
(i)  Red Robin Realty, Inc.              (a New Jersey corporation)
(j)  United Environmental Services, Inc. (a New Jersey corporation)
(k)  Smithtown Energy Recycling, Inc.    (a New York corporation)
(l)  Energy Recycling, Inc.              (a New Jersey corporation)
(m)  Methane Energy Recycling, Inc.      (a New Jersey corporation)
(n)  Pennsylvania Continental Feed, Inc. (a Pennsylvania corporation)
(o)  Harrison Returns, Inc.              (a New Jersey corporation)
(p)  Smithtown Land Gas Company          (a New York partnership)
(q)  Riverhead Energy Recycling, Inc.    (a New York corporation)
(r)  Riverhead Land Gas Company          (a New York partnership)
(s)  Delsea Realty, Inc.                 (a New Jersey corporation)
(t)  ACC Investment Co., Inc.            (a Delaware corporation)
(u)  Transtown, Inc.                     (a Delaware corporation)
(v)  Camden Energy Recycling, Inc.       (a New Jersey corporation)
(w)  Chambers Brook, Inc.                (a Delaware corporation)
(x)  Arrow Realty, Inc.                  (a Pennsylvania corporation)
(y)  THV Acquisition Corp.               (a Delaware corporation)
(z)  Hunt Valve Company, Inc.            (a Delaware corporation)